Exhibit 10.2
Investment agreement with China Merchants Zhangzhou Development Zone for the establishment of China
Merchants Zhangzhou Development Zone Innoessen Biotech Co., Ltd dated December 12, 2006
(Translated version)
INVESTMENT AGREEMENT
THIS AGREEMENT is dated December 13, 2006,
BETWEEN:
China Merchants Group Zhangzhou Development Zone Co., Ltd (“ZDZ”)
Address: China Merchants Building, China Merchants Group Zhangzhou Development Zone, Zhangzhou, Fujian Province, China
China Techonlogy Development Group Corporation (“CTDC”)
Address: Room 2413-18, Shui On Center, 8 Harbour Road, Wanchai, Hong Kong
WHEREAS, base on its due research and site visits, CTDC agrees that ZDZ has a unique geographical location and favorable investment environment. With friendly negotiation and agreement, CTDC decided that China Natures Technology Inc. (“CNT”), a subsidiary company of CTDC, to invest and establish China Merchants Zhangzhou Development Zone Innoessen Bio-Technology Co., Ltd.(“ Zhangzhou Innoessen”) in Zhangzhou Development Zone. The business scope of Zhangzhou Innoessen covers research, development and manufacture of plant extraction and manufacture of composition of biological products. The two parties have reached an agreement through friendly consultation to conclude the following agreement on investment intentions:
1 PROJECT OVERVIEW
1.1 Project Size and Business Scope
(1)	The total investment of CTDC is 10,000,000 RMB, the registered capital will be 7,000,000 RMB.

(2)	The annual output value of first phase of the project will be above 50,000,000 RMB.

(3)	Business Scope: plant extraction and manufacture of composition of biological products.
1.2	Location of the premises and rental

(1)	Location of the premises: ZDZ will lease the premises to CTDC, which is located at 1st floor, 3# General Plant, Tangyang Industry Zone, Zone 1, Zhangzhou Development Zone, and in good condition for manufacturing and processing.

(2)	Lease term

The lease term for first phase of the project is 10 years, commencing on the date of delivery of the above premises.

(3)	Rental
The first two years beginning from the date of delivery of the above premises, the rental will be 6 RMB/m2 per month;
From the 3rd year to the 5th year, the rental will be 7 RMB/m2 per month;
From the 6th year to the 7th year, the rental will be 8 RMB/m2 per month;
From the 8th year to the 10th year, the rental will be 9.5 RMB/m2 per month;
When the 10 years lease term expires, if two parties intend to extend the leasehold, ZDZ will rearrange the rental according to the prevailing market value.
(4)	Subject to the consideration of the needs of project development of CTDC, ZDZ agrees to reserve the 2nd floor, 3# General Plant for CTDC’s follow-up projects. The reservation period expires on June 30, 2007.

(5)	Subject to the specific clauses of property leasing, a separate Property Leasing Agreement shall be signed by both parties based on the principles of this agreement.
2 OBLIGATIONS OF CTDC
2.1	CTDC is responsible for incorporating a foreign-owned company with corporate capacity in China Merchants Zhangzhou Development Zone. The registered capital of first phase of the project is 7,000,000 RMB. The term of operation is above 30 years.
2.2	CTDC promises to initiate its preparation work such as formulating feasibility research report, environmental impact assessment, project listing and register, as of the date of the signing of this agreement.
2.3	CTDC promises to finish the installation and begin production in 3 months from the date of delivery of the above premises from ZDZ.
3	OBLIGATIONS OF ZDZ

ZDZ will create and maintain a favorable environment for project operation in terms of assisting CTDC in formulating feasibility research report, project listing, and the procedures of project registration.

4	ENVIRONMENTAL REQUIREMENTS

The environmental impact of the project should comply with present environmental protection standards and requirements of People’s Republic of China. An environmental impact assessment should be completed before the project is launched. CTDC should take further protection measures afterwards pursuant to environmental assessment opinions.

5	CONFIDENTIALITY

Both parties are obligated to maintain confidential information and are not permitted to disclose or release the contents of this agreement to the third party without the other party’s written consent.

6	BREACH

Any party who fails to fulfill the obligations of this agreement will be deemed to breach the agreement. The defaulting party should take the liability according to the Contract Law of the People’s Republic of China and related laws and regulations, and the requirements of agreement and follow-up agreements.

7	SETTLEMENTS OF DISPUTES

Both parties will solve the disputes arising from execution and completion of the agreement or in connection with the agreement through friendly consultation. In case the agreement cannot be reached, any party may summit the dispute to the court that has the jurisdiction over the matter.

8	GOVERNING LAWS

This agreement shall be governed by and construed in accordance with the laws of People’s Republic of China.

9	COUNTERPART

This agreement is executed in six (6) counterparts, each of which so executed shall constitute an original. Each of the parties holds three (3) counterparts.

10	EXECUTION

This agreement is signed by authorized person of the parties respectively in the China Merchants Building, China Merchants Group Zhangzhou Development Zone, Zhangzhou, Fujian , China as of December 13, 2006.

SIGNED by

/s/ Jiang Xinan
For and on behalf of
China Merchants Group Zhangzhou Development Zone Co., Ltd
Authorized signature: Jiang Xinan
Dated: December 13, 2006

/s/ Zhao Changshan
For and on behalf of
China Technology Development Group Corporation
Authorized signature: Zhao Changshan
Dated: December 13, 2006